Exhibit 99.1
For Immediate Release:
RENT-A-CENTER, INC.
INCREASES QUARTERLY CASH DIVIDEND FROM $0.06 TO $0.16
Declares Cash Dividend
For The Third Quarter Of 2011

Plano, Texas, May 12, 2011 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, today announced that its Board of Directors has approved a 167% increase in its quarterly cash dividend from $0.06 per share to $0.16 per share, beginning with the dividend for the third quarter of 2011.
‘Our strong financial position enables us to enhance our returns to stockholders through a dividend increase,” said Mark E. Speese, Chairman and Chief Executive Officer of the Company. “In addition to reflecting the Company’s confidence in its strong cash flows, this dividend increase represents our belief that continued investments in our strategic initiatives will generate growth and provide long-term value for our stockholders.”
The Company declared a $0.16 per share cash dividend for the third quarter of 2011 to be paid to the Company’s common stockholders. The dividend will be paid on July 20, 2011 to common stockholders of record as of the close of business on July 1, 2011.
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Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates approximately 3,000 company-owned stores nationwide and in Canada, Mexico and Puerto Rico. The stores generally offer high-quality, durable goods such as major consumer electronics, appliances, computers and furniture and accessories under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 200 rent-to-own stores operating under the trade name of “ColorTyme.”
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new rent-to-own stores; the Company’s ability to acquire additional rent-to-own stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to identify and successfully enter new lines of business offering products and services that appeal to its customer demographic; the Company’s ability to enhance the performance of acquired stores; the Company’s ability to retain the revenue associated with acquired customer accounts; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; the Company’s ability to enter into new and collect on its rental purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company’s failure to comply with statutes or regulations governing the rent-to-own or financial services industries; interest rates; increases in the unemployment rate; economic pressures, such as high fuel costs, affecting the disposable income available to the Company’s targeted consumers; conditions affecting consumer spending and the impact, depth, and duration of current economic conditions; changes in the Company’s stock price and the number of shares of common stock that it may or may not repurchase; future dividends; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; the

Company’s ability to maintain an effective system of internal controls; changes in the number of share-based compensation grants, methods used to value future share-based payments and changes in estimated forfeiture rates with respect to share-based compensation; the resolution of material litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2010, and its quarterly report on Form 10-A for the quarter ended March 31, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Contact for Rent-A-Center, Inc.:
David E. Carpenter
Vice President of Investor Relations
(972) 801-1214
david.carpenter@rentacenter.com